Exhibit 99.1

Equity Residential Reports Third Quarter Results

Same Store NOI Increases 3.9%

CHICAGO--(BUSINESS WIRE)--October 29, 2008--Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2008. All per share results are reported on a fully-diluted basis.

“We are very pleased with our operating performance for the third quarter and the first nine months of the year as we have maintained strong occupancy and realized good revenue growth across most of our major markets,” said David J. Neithercut, Equity Residential’s President and CEO. “However, our markets are currently experiencing significant headwinds due to the slowing economy and resulting job losses which will slow revenue growth, as we expected, in the fourth quarter and cause property fundamentals to further weaken in 2009.”

Third Quarter 2008

For the quarter ended September 30, 2008, the company reported earnings of $0.64 per share compared to $1.62 per share in the third quarter of 2007. The decrease is primarily attributable to lower gains on property sales due to a lower volume of property sales in 2008.

Funds from Operations (FFO) for the quarter ended September 30, 2008 were $0.65 per share compared to $0.58 per share in the same period of 2007. The $0.07 per share increase in the third quarter of 2008 is due primarily to:

  A positive impact of approximately $0.06 per share as a result of higher net operating income (NOI) from the company’s same store portfolio and the lease up of development and other non-same store properties;
  A negative impact of approximately $0.03 per share from dilution due to the company’s decision to be a net seller of assets over the past several quarters;
  A net cumulative positive impact on interest expense and preferred share distributions of approximately $0.05 per share due primarily to lower floating rates of interest and lower preferred share redemption costs;
  A negative impact of approximately $0.02 per share from the company’s condominium operations and impairment of halted condominium conversions; and
  The net positive impact of $0.01 per share due to gain on a land sale and lower G&A expense offset by lower interest and other income and certain other non-comparable items listed on page 24 of this release.

Nine Months Ended September 30, 2008

For the nine months ended September 30, 2008, the company reported earnings of $1.62 per share compared to $2.93 per share in the same period of 2007.

FFO for the nine months ended September 30, 2008 were $1.88 per share compared to $1.73 per share in the same period of 2007.

Same Store Results

On a same store third quarter to third quarter comparison, which includes 122,380 apartment units, revenues increased 3.4%, expenses increased 2.6% and NOI increased 3.9%. The increase in same store revenues was driven primarily by an increase in average rental rates.

On a same store nine-month to nine-month comparison, which includes 115,713 apartment units, revenues increased 3.6%, expenses increased 2.1% and NOI increased 4.4%. The increase in same store revenues was driven primarily by an increase in average rental rates.

Acquisitions/Dispositions

During the third quarter of 2008, the company did not acquire any properties but sold 11 properties, consisting of 3,513 apartment units, for an aggregate sale price of $328.5 million at an average capitalization (cap) rate of 5.9% generating an unlevered internal rate of return (IRR) of 10.8%. In addition, the company sold 25 condominium units for an aggregate sale price of $6.1 million and one land parcel for $3.3 million.

During the first nine months of 2008, the company acquired six properties, consisting of 1,837 apartment units, for an aggregate purchase price of $336.9 million at an average cap rate of 5.9%, as well as an uncompleted development property for a purchase price of $31.7 million.

Also during the first nine months of 2008, the company sold 34 properties, consisting of 8,795 apartment units, for an aggregate sale price of $807.0 million at an average cap rate of 5.8% generating an unlevered IRR of 10.8%. In addition, the company sold 98 condominium units for an aggregate sale price of $21.6 million and one land parcel for $3.3 million.

Liquidity

On August 26, 2008 the company announced that it closed a $550 million secured loan originated by Wells Fargo (NYSE: WFC) for repurchase by Fannie Mae (NYSE: FNM). The loan is interest only and matures in 11.5 years with the first 10.5 years fixed and the last year at a floating rate of interest. The all-in effective interest rate is approximately 6%.

The company currently has approximately $450 million of cash and cash equivalents and approximately $1.3 billion available on its unsecured revolving credit facility. The company anticipates having cash and cash equivalents of approximately $660 million and approximately $1.3 billion available on its unsecured revolving credit facility at December 31, 2008. Management believes that these existing funding sources will give the company sufficient liquidity to meet its future funding requirements.

Fourth Quarter 2008 Earnings Guidance

The company has established an FFO guidance range of $0.60 to $0.65 per share for the fourth quarter of 2008. Interest expense is expected to be approximately $0.02 per share higher in the quarter from what the company previously forecasted due to increased LIBOR and tax exempt floating rates of interest. Also, the company has greatly slowed its acquisition efforts while continuing to sell properties which has created substantial liquidity, but will also reduce expected NOI by approximately $0.02 per share in the fourth quarter. The company used a portion of that liquidity to purchase certain of its debt at a substantial discount to par which will add a previously unbudgeted $0.04 per share to its fourth quarter results.

Impact on 2009 Earnings from Adoption of FASB Staff Position APB 14-1

The company will provide guidance for 2009 performance in its fourth quarter 2008 earnings release in February 2009. At this time, it should be noted that the company’s earnings will be reduced by $0.03 to $0.04 per share by the mandatory adoption of FASB Staff Position APB 14-1, which requires companies to expense certain implied costs of the option value related to convertible debt beginning January 1, 2009. The company expects that FFO will be reduced by a similar amount. This non-cash charge will have no material impact on the company’s debt coverage ratios or debt covenants.

Fourth Quarter 2008 Conference Call

Equity Residential expects to announce fourth quarter 2008 results on Wednesday, February 4, 2009 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, February 5, 2009.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 554 properties located in 23 states and the District of Columbia, consisting of 147,326 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2008 will take place tomorrow, Thursday, October 30, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2008	2007	2008	2007
REVENUES
Rental income	$ 1,566,821	$ 1,440,041	$ 535,932	$ 498,868
Fee and asset management	7,397	6,937	2,387	2,234

Total revenues	1,574,218	1,446,978	538,319	501,102

EXPENSES
Property and maintenance	409,755	378,586	141,555	132,162
Real estate taxes and insurance	162,470	149,521	55,206	49,765
Property management	59,536	68,960	18,902	21,698
Fee and asset management	6,154	6,604	1,983	2,100
Depreciation	437,935	420,347	152,157	143,987
General and administrative	34,040	33,182	9,849	12,366
Impairment	2,800	1,020	2,097	626

Total expenses	1,112,690	1,058,220	381,749	362,704

Operating income	461,528	388,758	156,570	138,398

Interest and other income	11,019	12,335	2,838	6,119
Interest:
Expense incurred, net	(355,035)	(360,207)	(120,304)	(128,214)
Amortization of deferred financing costs	(6,751)	(7,853)	(2,411)	(2,031)

Income before income and other taxes, allocation to Minority Interests, income from investments in unconsolidated entities, net gain on sales of unconsolidated entities and land parcels and discontinued operations	110,761	33,033	36,693	14,272
Income and other tax (expense) benefit	(5,941)	(1,468)	(1,317)	(770)
Allocation to Minority Interests:
Operating Partnership, net	(5,880)	(856)	(2,124)	(417)
Preference Interests and Units	(11)	(437)	(4)	(3)
Partially Owned Properties	(1,765)	(997)	(106)	(218)
Income from investments in unconsolidated entities	60	185	250	548
Net gain on sales of unconsolidated entities	-	2,629	-	2,629
Net gain on sales of land parcels	2,976	5,230	2,976	714
Income from continuing operations, net of minority interests	100,200	37,319	36,368	16,755
Discontinued operations, net of minority interests	351,135	829,026	141,873	440,952
Net income	451,335	866,345	178,241	457,707
Preferred distributions	(10,887)	(19,157)	(3,628)	(4,317)
Premium on redemption of Preferred Shares	-	(6,144)	-	(6,144)
Net income available to Common Shares	$ 440,448	$ 841,044	$ 174,613	$ 447,246

Earnings per share - basic:
Income from continuing operations available to Common Shares	$ 0.33	$ 0.04	$ 0.12	$ 0.02
Net income available to Common Shares	$ 1.63	$ 2.97	$ 0.65	$ 1.64
Weighted average Common Shares outstanding	269,582	282,847	270,345	272,086

Earnings per share - diluted:
Income from continuing operations available to Common Shares	$ 0.33	$ 0.04	$ 0.12	$ 0.02
Net income available to Common Shares	$ 1.62	$ 2.93	$ 0.64	$ 1.62
Weighted average Common Shares outstanding	290,267	306,052	290,795	294,331

Distributions declared per Common Share outstanding	$ 1.4475	$ 1.3875	$ 0.4825	$ 0.4625

EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2008	2007	2008	2007

Net income	$ 451,335	$ 866,345	$ 178,241	$ 457,707
Allocation to Minority Interests - Operating Partnership, net	5,880	856	2,124	417
Adjustments:
Depreciation	437,935	420,347	152,157	143,987
Depreciation - Non-real estate additions	(6,057)	(6,137)	(1,976)	(1,964)
Depreciation - Partially Owned and Unconsolidated Properties	3,103	3,262	1,063	1,181
Net gain on sales of unconsolidated entities	-	(2,629)	-	(2,629)
Discontinued operations:
Depreciation	10,001	45,688	1,605	10,307
Gain on sales of discontinued operations, net of minority interests	(342,419)	(793,759)	(141,135)	(432,143)
Net incremental (loss) gain on sales of condominium units	(2,643)	18,773	447	5,186
Minority Interests - Operating Partnership	576	2,387	48	608

FFO (1)(2)	557,711	555,133	192,574	182,657
Preferred distributions	(10,887)	(19,157)	(3,628)	(4,317)
Premium on redemption of Preferred Shares	-	(6,144)	-	(6,144)

FFO available to Common Shares and OP Units - basic (1) (2)	$ 546,824	$ 529,832	$ 188,946	$ 172,196

FFO available to Common Shares and OP Units - diluted (1) (2)	$ 547,327	$ 530,420	$ 189,108	$ 172,385

FFO per share and OP Unit - basic	$ 1.90	$ 1.75	$ 0.66	$ 0.59

FFO per share and OP Unit - diluted	$ 1.88	$ 1.73	$ 0.65	$ 0.58

Weighted average Common Shares and
OP Units outstanding - basic	287,422	301,986	287,744	290,977

Weighted average Common Shares and
OP Units outstanding - diluted	290,699	306,557	291,215	294,819

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

EQUITY RESIDENTIAL
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Investment in real estate
Land	$ 3,653,808	$ 3,607,305
Depreciable property	13,760,599	13,556,681
Projects under development	852,597	828,530
Land held for development	366,822	340,834
Investment in real estate	18,633,826	18,333,350
Accumulated depreciation	(3,422,371)	(3,170,125)
Investment in real estate, net	15,211,455	15,163,225

Cash and cash equivalents	530,050	50,831
Investments in unconsolidated entities	3,131	3,547
Deposits - restricted	395,658	253,276
Escrow deposits - mortgage	21,834	20,174
Deferred financing costs, net	54,210	56,271
Other assets	150,986	142,453
Total assets	$ 16,367,324	$ 15,689,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$ 4,493,886	$ 3,605,971
Notes, net	5,607,519	5,763,762
Lines of credit	-	139,000
Accounts payable and accrued expenses	173,658	109,385
Accrued interest payable	79,572	124,717
Other liabilities	313,629	322,975
Security deposits	64,066	62,159
Distributions payable	141,629	141,244
Total liabilities	10,873,959	10,269,213

Commitments and contingencies
Minority Interests:
Operating Partnership	310,572	331,626
Preference Interests and Units	184	184
Partially Owned Properties	26,506	26,236
Total Minority Interests	337,262	358,046

Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,961,975 shares issued
and outstanding as of September 30, 2008 and 1,986,475
shares issued and outstanding as of December 31, 2007	209,049	209,662
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 272,022,884 shares issued
and outstanding as of September 30, 2008 and 269,554,661
shares issued and outstanding as of December 31, 2007	2,720	2,696
Paid in capital	4,323,140	4,266,538
Retained earnings	647,871	599,504
Accumulated other comprehensive loss	(26,677)	(15,882)
Total shareholders' equity	5,156,103	5,062,518
Total liabilities and shareholders' equity	$ 16,367,324	$ 15,689,777

	EQUITY RESIDENTIAL

	Portfolio Summary
	As of September 30, 2008

	Markets	Properties	Units	% of Total Units	% of 2008 Stabilized NOI	Average Rental Rate (1)

1	New York Metro Area	22	6,246	4.2%	10.3%	$ 2,785
2	DC Northern Virginia	26	8,781	6.0%	8.4%	1,655
3	Los Angeles	38	7,749	5.3%	8.3%	1,789
4	South Florida	39	12,897	8.7%	8.2%	1,288
5	Seattle/Tacoma	49	11,138	7.6%	7.3%	1,354
6	Boston	37	6,217	4.2%	6.3%	1,899
7	San Francisco Bay Area	34	6,731	4.6%	6.1%	1,719
8	Phoenix	41	11,780	8.0%	5.6%	917
9	Denver	25	8,606	5.8%	4.9%	1,028
10	San Diego	14	4,491	3.0%	4.4%	1,659
11	Orlando	26	8,042	5.5%	4.3%	1,028
12	Atlanta	30	9,110	6.2%	4.1%	950
13	Inland Empire, CA	15	4,655	3.2%	3.7%	1,378
14	Suburban Maryland	21	5,559	3.8%	3.3%	1,195
15	Orange County, CA	10	3,307	2.2%	3.2%	1,621
16	New England (excluding Boston)	33	4,925	3.3%	2.6%	1,110
17	Jacksonville	12	3,951	2.7%	1.9%	894
18	Portland, OR	11	3,713	2.5%	1.8%	974
19	Tampa/Ft. Myers	11	3,414	2.3%	1.4%	921
20	Dallas/Ft. Worth	15	3,631	2.5%	1.4%	932

	Top 20 Total	509	134,943	91.6%	97.5%	1,354

21	Raleigh/Durham	12	3,058	2.1%	1.2%	808
22	Central Valley, CA	10	1,621	1.1%	0.8%	1,080
23	Other EQR	17	3,784	2.6%	0.5%	877

	Total	548	143,406	97.4%	100.0%	1,327

	Condominium Conversion	5	189	0.1%	-	-
	Military Housing	1	3,731	2.5%	-	-

	Grand Total	554	147,326	100.0%	100.0%	$ 1,327

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of September 2008.

EQUITY RESIDENTIAL

Portfolio as of September 30, 2008

	Properties	Units

Wholly Owned Properties	481	127,440
Partially Owned Properties:
Consolidated	28	5,709
Unconsolidated	44	10,446
Military Housing (Fee Managed)	1	3,731
	554	147,326
Portfolio Rollforward Q3 2008

	Properties	Units	$ Thousands	Cap Rate

6/30/2008	564	150,699

Acquisitions:
Rental Properties	-	-	-	-
Dispositions:
Rental Properties	(11)	(3,513)	$ (328,450)	5.9%
Condominium Conversion Properties	-	(25)	$ (6,146)
Land Parcel (one)	-	-	$ (3,300)
Completed Developments	1	165

9/30/2008	554	147,326

Portfolio Rollforward 2008

	Properties	Units	$ Thousands	Cap Rate

12/31/2007	579	152,821

Acquisitions:
Rental Properties	6	1,837	$ 336,863	5.9%
Uncompleted Developments (1)	-	-	$ 31,705
Dispositions:
Rental Properties	(34)	(8,795)	$ (806,999)	5.8%
Condominium Conversion Properties	(3)	(98)	$ (21,644)
Land Parcel (one)	-	-	$ (3,300)
Completed Developments	6	1,558
Configuration Changes	-	3

9/30/2008	554	147,326

(1) Represents the acquisition of Mosaic at Metro in Hyattsville, Maryland. See the Consolidated Development Projects on page 20 for further information.

EQUITY RESIDENTIAL

Third Quarter 2008 vs. Third Quarter 2007
Quarter over Quarter Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 122,380 Same Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q3 2008	$ 466,810	$ 171,644	$ 295,166	$ 1,348	94.4%	18.6%
Q3 2007	$ 451,257	$ 167,271	$ 283,986	$ 1,305	94.3%	19.1%
Change	$ 15,553	$ 4,373	$ 11,180	$ 43	0.1%	(0.5%)
Change	3.4%	2.6%	3.9%	3.3%

Third Quarter 2008 vs. Second Quarter 2008
Sequential Quarter over Quarter Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 126,281 Same Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q3 2008	$ 486,402	$ 179,356	$ 307,046	$ 1,361	94.4%	18.7%
Q2 2008	$ 483,326	$ 175,271	$ 308,055	$ 1,346	94.9%	16.0%
Change	$ 3,076	$ 4,085	$ (1,009)	$ 15	(0.5%)	2.7%
Change	0.6%	2.3%	(0.3%)	1.1%

September YTD 2008 vs. September YTD 2007
YTD over YTD Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 115,713 Same Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
YTD 2008	$1,308,557	$ 478,070	$ 830,487	$ 1,330	94.6%	48.1%
YTD 2007	$1,263,482	$ 468,081	$ 795,401	$ 1,283	94.7%	48.8%
Change	$ 45,075	$ 9,989	$ 35,086	$ 47	(0.1%)	(0.7%)
Change	3.6%	2.1%	4.4%	3.7%

(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Same Store NOI Reconciliation
Third Quarter 2008 vs. Third Quarter 2007

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Third Quarter 2008 Same Store Properties:

	Quarter Ended September 30,
	2008	2007
	(Amounts in thousands)

Operating income	$ 156,570	$ 138,398
Adjustments:
Non-same store operating results	(25,103)	(11,257)
Fee and asset management revenue	(2,387)	(2,234)
Fee and asset management expense	1,983	2,100
Depreciation	152,157	143,987
General and administrative	9,849	12,366
Impairment	2,097	626

Same store NOI	$ 295,166	$ 283,986

Same Store NOI Reconciliation
September YTD 2008 vs. September YTD 2007

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Nine-Month 2008 Same Store Properties:

	Nine Months Ended September 30,
	2008	2007
	(Amounts in thousands)

Operating income	$ 461,528	$ 388,758
Adjustments:
Non-same store operating results	(104,573)	(47,573)
Fee and asset management revenue	(7,397)	(6,937)
Fee and asset management expense	6,154	6,604
Depreciation	437,935	420,347
General and administrative	34,040	33,182
Impairment	2,800	1,020

Same store NOI	$ 830,487	$ 795,401

EQUITY RESIDENTIAL

Third Quarter 2008 vs. Third Quarter 2007
Same Store Results by Market

						Increase (Decrease) from Prior Year's Quarter
			Q3 2008	Q3 2008	Q3 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	5,922	10.4%	$ 2,727	95.5%	5.5%	6.1%	5.1%	5.3%	0.2%
2	South Florida	11,761	8.6%	1,305	93.3%	1.3%	(0.2%)	2.3%	(0.6%)	1.8%
3	Los Angeles	6,863	7.7%	1,773	94.1%	2.3%	4.3%	1.4%	3.4%	(1.0%)
4	Seattle/Tacoma	8,708	7.7%	1,410	94.8%	8.6%	7.1%	9.5%	9.6%	(0.8%)
5	DC Northern Virginia	6,870	7.1%	1,554	96.0%	4.9%	4.7%	5.0%	3.1%	1.6%
6	San Francisco Bay Area	6,211	6.8%	1,711	95.0%	7.8%	0.2%	12.2%	8.7%	(0.7%)
7	Boston	5,805	6.6%	1,871	95.8%	2.9%	3.7%	2.4%	2.9%	0.0%
8	Phoenix	10,238	5.4%	919	93.0%	(1.2%)	2.8%	(3.7%)	(1.4%)	0.1%
9	Denver	7,502	4.7%	1,016	94.9%	6.3%	3.5%	7.9%	6.1%	0.2%
10	San Diego	4,262	4.6%	1,658	94.7%	3.8%	0.8%	5.3%	4.5%	(0.6%)
11	Orlando	7,525	4.4%	1,032	93.6%	(2.3%)	0.3%	(4.0%)	(1.7%)	(0.6%)
12	Atlanta	7,926	4.3%	988	94.8%	2.1%	3.0%	1.4%	2.6%	(0.5%)
13	Inland Empire, CA	4,355	3.6%	1,380	93.0%	1.3%	1.0%	1.4%	1.0%	0.3%
14	Orange County, CA	3,175	3.4%	1,628	94.4%	2.9%	(1.1%)	4.8%	4.4%	(1.3%)
15	New England (excluding Boston)	4,925	3.0%	1,118	94.4%	1.4%	3.0%	0.2%	1.5%	(0.1%)
16	Suburban Maryland	3,687	2.7%	1,187	94.9%	11.4%	0.5%	18.9%	7.1%	3.6%
17	Portland, OR	3,409	2.0%	987	94.7%	3.8%	0.5%	6.0%	5.0%	(1.1%)
18	Jacksonville	3,231	1.6%	895	93.9%	(3.9%)	3.0%	(8.3%)	(2.9%)	(1.0%)
19	Dallas/Ft. Worth	2,601	1.4%	1,010	95.8%	5.3%	6.7%	4.3%	4.3%	0.9%
20	Tampa	2,581	1.3%	935	93.8%	0.6%	0.5%	0.6%	(0.3%)	0.7%
	Top 20 Markets	117,557	97.3%	1,364	94.4%	3.5%	2.8%	3.9%	3.3%	0.1%
	All Other Markets	4,823	2.7%	954	94.5%	2.8%	(2.3%)	6.3%	2.6%	0.1%
	Total	122,380	100.0%	$ 1,348	94.4%	3.4%	2.6%	3.9%	3.3%	0.1%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Third Quarter 2008 vs. Second Quarter 2008
Sequential Same Store Results by Market

						Increase (Decrease) from Prior Quarter
			Q3 2008	Q3 2008	Q3 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	6,246	10.8%	$ 2,795	95.7%	1.9%	1.3%	2.2%	1.2%	0.7%
2	DC Northern Virginia	8,057	8.7%	1,675	95.9%	0.9%	1.1%	0.8%	0.9%	(0.1%)
3	South Florida	11,761	8.2%	1,305	93.3%	(1.0%)	(1.2%)	(0.9%)	(0.2%)	(0.7%)
4	Los Angeles	6,863	7.4%	1,773	94.1%	0.2%	7.1%	(3.1%)	1.1%	(0.9%)
5	Seattle/Tacoma	8,708	7.3%	1,410	94.8%	2.8%	4.7%	1.8%	2.9%	(0.1%)
6	San Francisco Bay Area	6,364	6.6%	1,719	95.0%	2.2%	1.7%	2.5%	3.0%	(0.7%)
7	Boston	5,805	6.4%	1,871	95.8%	(0.8%)	(3.1%)	0.6%	(0.5%)	(0.3%)
8	Phoenix	10,646	5.4%	921	93.0%	(1.9%)	3.4%	(5.0%)	(0.8%)	(1.0%)
9	Denver	8,059	4.9%	1,021	94.9%	2.6%	7.2%	0.2%	2.9%	(0.3%)
10	San Diego	4,491	4.6%	1,659	94.7%	2.2%	4.3%	1.2%	1.7%	0.4%
11	Orlando	7,525	4.2%	1,032	93.6%	(0.5%)	5.8%	(4.4%)	(0.3%)	(0.2%)
12	Atlanta	7,926	4.1%	988	94.8%	(0.1%)	2.8%	(2.2%)	0.3%	(0.4%)
13	Inland Empire, CA	4,355	3.5%	1,380	93.0%	(0.6%)	8.8%	(5.2%)	1.6%	(2.0%)
14	Orange County, CA	3,175	3.3%	1,628	94.4%	1.3%	1.9%	1.0%	1.4%	(0.1%)
15	New England (excluding Boston)	4,925	2.8%	1,118	94.4%	0.2%	(4.1%)	4.0%	1.0%	(0.8%)
16	Suburban Maryland	3,977	2.7%	1,163	94.7%	0.6%	0.7%	0.6%	1.3%	(0.6%)
17	Portland, OR	3,409	1.9%	987	94.7%	1.1%	2.4%	0.2%	1.7%	(0.6%)
18	Jacksonville	3,711	1.8%	912	94.0%	0.2%	1.2%	(0.6%)	(0.2%)	0.4%
19	Dallas/Ft. Worth	2,601	1.4%	1,010	95.8%	1.8%	2.2%	1.5%	2.0%	(0.2%)
20	Tampa	2,854	1.4%	951	93.9%	(0.9%)	9.2%	(7.9%)	(0.4%)	(0.5%)
	Top 20 Markets	121,458	97.4%	1,377	94.4%	0.6%	2.4%	(0.3%)	1.1%	(0.4%)

	All Other Markets	4,823	2.6%	954	94.5%	0.3%	1.3%	(0.3%)	1.3%	(1.0%)
	Total	126,281	100.0%	$ 1,361	94.4%	0.6%	2.3%	(0.3%)	1.1%	(0.5%)

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

September YTD 2008 vs. September YTD 2007
Same Store Results by Market

						Increase (Decrease) from Prior Year
			Sep YTD 08	Sep YTD 08	Sep YTD 08
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	5,443	10.2%	$ 2,720	95.5%	4.7%	4.5%	4.8%	5.2%	(0.4%)
2	Los Angeles	6,748	8.1%	1,746	94.2%	3.6%	2.6%	4.1%	4.6%	(0.9%)
3	Seattle/Tacoma	8,402	7.6%	1,366	94.6%	8.6%	4.3%	11.1%	9.0%	(0.4%)
4	DC Northern Virginia	6,870	7.4%	1,542	95.7%	4.6%	(0.3%)	7.1%	3.6%	0.9%
5	South Florida	9,027	7.0%	1,294	93.8%	(0.2%)	1.2%	(1.2%)	(0.9%)	0.6%
6	Boston	5,649	6.8%	1,878	95.8%	3.4%	3.9%	3.1%	2.5%	0.8%
7	San Francisco Bay Area	5,793	6.5%	1,634	95.3%	7.7%	0.9%	11.4%	8.3%	(0.5%)
8	Phoenix	9,350	5.5%	925	94.2%	(0.4%)	1.2%	(1.4%)	(0.9%)	0.5%
9	Denver	7,309	4.9%	985	95.0%	6.7%	1.8%	9.3%	6.9%	(0.2%)
10	Atlanta	7,744	4.5%	980	94.7%	3.3%	2.7%	3.8%	4.0%	(0.6%)
11	Orlando	6,931	4.4%	1,035	93.6%	(1.7%)	1.3%	(3.6%)	(1.4%)	(0.4%)
12	San Diego	3,822	4.4%	1,652	94.5%	3.5%	2.0%	4.2%	3.9%	(0.4%)
13	Inland Empire, CA	4,355	4.0%	1,371	93.6%	2.0%	0.3%	2.9%	1.9%	0.1%
14	Orange County, CA	3,013	3.5%	1,615	94.2%	3.3%	0.2%	4.7%	4.8%	(1.4%)
15	New England (excluding Boston)	4,925	3.0%	1,110	94.6%	1.9%	3.5%	0.6%	2.2%	(0.3%)
16	Suburban Maryland	3,687	2.7%	1,169	94.5%	9.1%	0.7%	14.8%	6.9%	1.9%
17	Portland, OR	3,409	2.1%	973	94.9%	4.9%	1.9%	6.9%	5.6%	(0.6%)
18	Jacksonville	3,231	1.7%	903	93.7%	(2.0%)	3.0%	(5.2%)	(1.0%)	(1.0%)
19	Dallas/Ft. Worth	2,601	1.5%	991	95.8%	5.1%	5.5%	4.8%	4.4%	0.6%
20	Tampa	2,581	1.4%	938	94.0%	(0.3%)	0.4%	(0.8%)	(0.2%)	0.0%
	Top 20 Markets	110,890	97.2%	1,347	94.6%	3.6%	2.2%	4.4%	3.7%	(0.1%)

	All Other Markets	4,823	2.8%	942	94.9%	3.2%	(0.4%)	5.6%	3.0%	0.2%
	Total	115,713	100.0%	$ 1,330	94.6%	3.6%	2.1%	4.4%	3.7%	(0.1%)

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Debt Summary as of September 30, 2008
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$ 4,493,886	44.5%	5.19%	8.6
Unsecured	5,607,519	55.5%	5.47%	5.7
Total	$ 10,101,405	100.0%	5.35%	6.9

Fixed Rate Debt:
Secured - Conventional	$ 3,283,251	32.5%	6.01%	7.2
Unsecured - Public/Private	4,845,410	48.0%	5.67%	5.9
Unsecured - Tax Exempt	111,390	1.1%	5.06%	20.6
Fixed Rate Debt	8,240,051	81.6%	5.78%	6.6

Floating Rate Debt:
Secured - Conventional	592,374	5.9%	3.89%	4.3
Secured - Tax Exempt	618,261	6.1%	2.58%	20.7
Unsecured - Public/Private	650,719	6.4%	4.02%	1.7
Unsecured - Revolving Credit Facility	-	-	4.29%	3.4
Floating Rate Debt	1,861,354	18.4%	3.50%	8.5

Total	$ 10,101,405	100.0%	5.35%	6.9

(1) Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2008.

Note: The Company capitalized interest of approximately $45.1 million and $30.8 million during the nine months ended September 30, 2008 and 2007, respectively. The Company capitalized interest of approximately $15.6 million and $12.9 million during the quarters ended September 30, 2008 and 2007, respectively.

Debt Maturity Schedule as of September 30, 2008
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average Rates
		Fixed Rate	Floating Rate		% of	on Fixed Rate	on Total Debt
Year		(1)	(1)	Total	Total	Debt (1)	(1)

2008		$ 6,313	$ 10,200	$ 16,513	0.2%	7.56%	5.65%
2009		425,874	519,134	945,008	9.3%	6.44%	5.16%
2010	(2)	290,192	635,409	925,601	9.2%	7.02%	4.60%
2011	(3)	1,544,508	48,665	1,593,173	15.8%	5.59%	5.63%
2012		907,930	2,889	910,819	9.0%	6.08%	6.08%
2013		566,320	-	566,320	5.6%	5.93%	5.93%
2014		517,462	-	517,462	5.1%	5.28%	5.28%
2015		355,592	-	355,592	3.5%	6.41%	6.41%
2016		1,089,314	-	1,089,314	10.8%	5.32%	5.32%
2017		803,645	456	804,101	8.0%	6.01%	6.01%
2018	+	1,732,901	644,601	2,377,502	23.5%	5.85%	5.66%
Total		$ 8,240,051	$ 1,861,354	$ 10,101,405	100.0%	5.84%	5.56%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2008.

(2) Includes the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(3) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

EQUITY RESIDENTIAL

Unsecured Debt Summary as of September 30, 2008
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	4.750%	06/15/09	(1)	$ 271,520	$ (176)	$ 271,344
	6.950%	03/02/11		300,000	2,256	302,256
	6.625%	03/15/12		400,000	(1,015)	398,985
	5.500%	10/01/12		350,000	(1,381)	348,619
	5.200%	04/01/13		400,000	(533)	399,467
	5.250%	09/15/14		500,000	(366)	499,634
	6.584%	04/13/15		300,000	(727)	299,273
	5.125%	03/15/16		500,000	(399)	499,601
	5.375%	08/01/16		400,000	(1,453)	398,547
	5.750%	06/15/17		650,000	(4,450)	645,550
	7.125%	10/15/17		150,000	(587)	149,413
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(2)	650,000	(7,279)	642,721
Floating Rate Adjustments			(1)	(150,000)	-	(150,000)
				4,861,520	(16,110)	4,845,410

Fixed Rate Tax Exempt Notes:
	4.750%	12/15/28	(3)	35,600	-	35,600
	5.200%	06/15/29	(3)	75,790	-	75,790
				111,390	-	111,390

Floating Rate Notes:
		06/15/09	(1)	150,000	-	150,000
FAS 133 Adjustments - net			(1)	719	-	719
Term Loan Facility	L+0.50%	10/05/10	(3)(4)	500,000	-	500,000
				650,719	-	650,719

Revolving Credit Facility:	L+0.50%	02/28/12	(5)	-	-	-

Total Unsecured Debt				$ 5,623,629	$ (16,110)	$ 5,607,519

(1) $150.0 million in fair value interest rate swaps converts a portion of the 4.750% notes due June 15, 2009 to a floating interest rate. During the quarter ended September 30, 2008, the Company repurchased $28.5 million of these notes at a discount to par of approximately 0.9% and recognized a gain on early debt extinguishment of $0.3 million.

(2) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3) Notes are private. All other unsecured debt is public.

(4) Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(5) As of September 30, 2008, there was no amount outstanding and approximately $1.34 billion available on the Company's unsecured revolving credit facility.

EQUITY RESIDENTIAL

Selected Unsecured Public Debt Covenants

	September 30,	June 30,
	2008	2008

Total Debt to Adjusted Total Assets (not to exceed 60%)	51.2%	50.9%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	22.8%	21.2%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.23	2.21

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	220.4%	210.1%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

EQUITY RESIDENTIAL

Capital Structure as of September 30, 2008
(Amounts in thousands except for share and per share amounts)

Secured Debt			$ 4,493,886	44.5%
Unsecured Debt			5,607,519	55.5%
Total Debt			10,101,405	100.0%	43.6%

Common Shares	272,022,884	94.1%
OP Units	17,077,375	5.9%
Total Shares and OP Units	289,100,259	100.0%
Common Share Equivalents (see below)	418,153
Total outstanding at quarter-end	289,518,412
Common Share Price at September 30, 2008	$ 44.41
			12,857,513	98.5%
Perpetual Preferred Equity (see below)			200,000	1.5%
Total Equity			13,057,513	100.0%	56.4%

Total Market Capitalization			$ 23,158,918		100.0%
Convertible Preferred Equity as of September 30, 2008
(Amounts in thousands except for share/unit and per share/unit amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares/Units	Value	Per Share/Unit	Amount	Rate	Ratio	Equivalents
Preferred Shares:
7.00% Series E	11/1/98	338,616	$ 8,465	$ 1.75	$ 593		1.1128	376,812
7.00% Series H	6/30/98	23,359	584	1.75	41		1.4480	33,824
Junior Preference Units:
8.00% Series B	7/29/09	7,367	184	2.00	15		1.020408	7,517
Total Convertible Preferred Equity		369,342	$ 9,233		$ 649	7.03%		418,153
Perpetual Preferred Equity as of September 30, 2008
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$ 50,000	$ 4.145	$ 4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720
Total Perpetual Preferred Equity		1,600,000	$ 200,000		$ 13,865	6.93%

EQUITY RESIDENTIAL

Common Share and Operating Partnership Unit (OP Unit)
Weighted Average Amounts Outstanding

	YTD Q308	YTD Q307	Q308	Q307

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	269,581,967	282,846,740	270,345,399	272,086,433
Shares issuable from assumed conversion/vesting of:
- OP Units	17,840,134	19,139,417	17,398,225	18,890,937
- share options/restricted shares	2,844,883	4,065,352	3,051,930	3,353,744
Total Common Shares and OP Units - diluted	290,266,984	306,051,509	290,795,554	294,331,114

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	269,581,967	282,846,740	270,345,399	272,086,433
OP Units - basic	17,840,134	19,139,417	17,398,225	18,890,937
Total Common Shares and OP Units - basic	287,422,101	301,986,157	287,743,624	290,977,370
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	432,445	505,601	419,822	488,324
- share options/restricted shares	2,844,883	4,065,352	3,051,930	3,353,744
Total Common Shares and OP Units - diluted	290,699,429	306,557,110	291,215,376	294,819,438

Period Ending Amounts Outstanding:
Common Shares - basic	272,022,884
OP Units - basic	17,077,375
Total Common Shares and OP Units - basic	289,100,259

EQUITY RESIDENTIAL

Partially Owned Entities as of September 30, 2008
(Amounts in thousands except for project and unit amounts)

		Consolidated					Unconsolidated
		Development Projects
		Held for and/or Under Development	Completed, Not Stabilized (4)	Completed and Stabilized	Other	Total	Institutional Joint Ventures

Total projects	(1)	-	2	5	21	28	44

Total units	(1)	-	410	1,405	3,894	5,709	10,446

Operating information for the nine months
ended 9/30/08 (at 100%):
Operating revenue		$ 368	$ 1,085	$ 18,021	$ 43,634	$ 63,108	$ 78,375
Operating expenses		1,202	1,810	8,262	14,669	25,943	35,226
Net operating (loss) income		(834)	(725)	9,759	28,965	37,165	43,149
Depreciation		278	1,175	7,063	10,995	19,511	16,184
Other		-	-	1,806	17	1,823	268
Operating (loss) income		(1,112)	(1,900)	890	17,953	15,831	26,697
Interest and other income		50	11	53	319	433	420
Interest:
Expense incurred, net		-	(528)	(5,722)	(15,094)	(21,344)	(28,085)
Amortization of deferred financing costs		-	(50)	(121)	(101)	(272)	(463)
Income and other tax (expense) benefit		(147)	-	-	(55)	(202)	(257)
Net (loss) income		$ (1,209)	$ (2,467)	$ (4,900)	$ 3,022	$ (5,554)	$ (1,688)

Debt - Secured (2):
EQR Ownership (3)		$ 467,172	$ 75,867	$ 141,206	$ 288,976	$ 973,221	$ 121,200
Minority Ownership		-	-	-	13,321	13,321	363,600
Total (at 100%)		$ 467,172	$ 75,867	$ 141,206	$ 302,297	$ 986,542	$ 484,800

(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $106.0 million in mortgage bonds on various development projects.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

EQUITY RESIDENTIAL

Consolidated Development Projects as of September 30, 2008
(Amounts in thousands except for project and unit amounts)

Projects	Location	No. of Units	Total Capital Cost (1)	Total Book Value To Date	Total Book Value Not Placed in Service	Total Debt		Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Mosaic at Metro (5)	Hyattsville, MD	260	$ 61,483	$ 45,181	$ 45,181	$ 33,606		82%	10%	-	Q4 2008	Q1 2010
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	269,958	172,795	172,795	-		69%	-	-	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	24,464	6,945	6,945	-		14%	-	-	Q2 2010	Q3 2010
Redmond Way	Redmond, WA	250	84,382	20,120	20,120	-		2%	-	-	Q1 2011	Q1 2012

Projects Under Development - Wholly Owned		1,090	440,287	245,041	245,041	33,606

Projects Under Development - Partially Owned:
Veridian (a.k.a. Silver Spring)	Silver Spring, MD	457	148,705	131,613	131,613	91,705		91%	10%	-	Q1 2009	Q3 2010
Third Square (a.k.a. 303 Third Street)	Cambridge, MA	482	254,523	222,674	222,674	135,409		92%	26%	20%	Q1 2009	Q2 2010
Montclair Metro	Montclair, NJ	163	48,730	25,393	25,393	9,740		58%	-	-	Q3 2009	Q1 2010
Red Road Commons	South Miami, FL	404	128,816	79,741	79,741	24,515		52%	-	-	Q1 2010	Q3 2011
111 Lawrence Street	Brooklyn, NY	492	283,968	80,592	80,592	-		20%	-	-	Q2 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	67,543	67,543	163,160	(2)	18%	-	-	Q2 2011	Q2 2012

Projects Under Development - Partially Owned		2,478	1,035,300	607,556	607,556	424,529

Projects Under Development		3,568	1,475,587	852,597	852,597	458,135	(3)

Land Held for Development		N/A	-	366,822	366,822	42,643

Land/Projects Held for and/or Under Development		3,568	1,475,587	1,219,419	1,219,419	500,778

Completed Not Stabilized - Wholly Owned (4):
West End Apartments (a.k.a. Emerson/CRP II)	Boston, MA	310	164,981	162,651	-	-			87%	85%	Completed	Q1 2009
Highland Glen II	Westwood, MA	102	19,869	19,849	-	-			83%	81%	Completed	Q1 2009
Key Isle at Windermere II	Orlando, FL	165	27,955	27,723	-	-			83%	71%	Completed	Q1 2009
Crowntree Lakes	Orlando, FL	352	57,376	56,632	-	-			59%	49%	Completed	Q4 2009
Reunion at Redmond Ridge	Redmond, WA	321	54,418	52,852	-	-			26%	22%	Completed	Q3 2010

Projects Completed Not Stabilized - Wholly Owned		1,250	324,599	319,707	-	-

Completed Not Stabilized - Partially Owned (4):
Alta Pacific	Irvine, CA	132	45,297	45,297	-	28,260			92%	73%	Completed	Q1 2009
1401 South State (a.k.a. City Lofts)	Chicago, IL	278	69,952	67,730	-	47,607			51%	44%	Completed	Q3 2009

Projects Completed Not Stabilized - Partially Owned		410	115,249	113,027	-	75,867

Projects Completed Not Stabilized		1,660	439,848	432,734	-	75,867

Completed and Stabilized During the Quarter:
Bella Vista III	Woodland Hills, CA	264	73,337	73,215	-	-			93%	92%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		264	73,337	73,215	-	-

Total Projects		5,492	$ 1,988,772	$ 1,725,368	$ 1,219,419	$ 576,645

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Total Capital Cost (1)	Q3 2008 NOI
Projects Under Development								$ 1,475,587	$ (467)
Completed Not Stabilized								439,848	1,576
Completed and Stabilized During the Quarter								73,337	824
Total Development/ Newly Stabilized NOI Contribution								$ 1,988,772	$ 1,933
(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $102.9 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at 9/30/08.

(3) Of the approximately $623.0 million of capital cost remaining to be funded at 9/30/08 for projects under development, $418.4 million will be funded by fully committed third party bank loans and the remaining $204.6 million will be funded by cash on hand.

(4) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5) Project was acquired on 6/25/08. The previous owner commenced development in the fourth quarter of 2005.

EQUITY RESIDENTIAL

Consolidated Condominium Conversion Projects as of September 30, 2008
(Amounts in thousands except for project and unit amounts)

				Units				2008 YTD Activity			Q3 2008
						Available for Sale
Projects	Location	Project Start Date (1)	Estimated Close Out Date	Total	Units Closed	Sold Not Closed	Available	Units Closed	Sales Price	FFO Incremental Gain on Sale (2)	Units Closed	Sales Price	FFO Incremental Gain on Sale (2)

For Sale
South Palm Place	Tamarac, FL	Q2 2005	Q4 2008	208	207	-	1	5	$746	$(327)	-	$-	$(2)
Park Bloomingdale	Bloomingdale, IL	Q2 2006	Q4 2008	250	220	3	27	40	7,035	56	11	1,926	42
Arrington Place	Issaquah, WA	Q1 2007	Q4 2009	130	67	1	62	22	5,886	389	4	1,132	73
The Cleo (The Alexandria)	Los Angeles, CA	Q3 2007	Q4 2009	104	10	22	72	10	3,088	464	10	3,088	464

				692	504	26	162	77	16,755	582	25	6,146	577

Closed Out/Other
Belle Arts (3)	Bellevue, WA	Q4 2006	N/A	128	127	-	1	-	-	1	-	-	-
Chantecleer Lakes	Naperville, IL	Q4 2005	Q1 2008	304	304	-	-	2	326	(8)	-	-	(37)
Pacific Cove	Playa Del Ray, CA	Q3 2006	Q1 2008	80	80	-	-	1	520	(90)	-	-	(29)
Milano Terrace	Scottsdale, AZ	Q2 2005	Q2 2008	224	224	-	-	18	4,043	220	-	-	(10)
Projects closed out prior to 2008 (2)				4,289	4,289	-	-	-	-	(3,348)	-	-	(54)

				5,025	5,024	-	1	21	4,889	(3,225)	-	-	(130)

Totals			5	5,717	5,528	26	163	98	$21,644	$(2,643)	25	$6,146	$447

Net incremental (loss) gain on sales of condominium units (2)										$(2,643)			$447
Corporate overhead (property management expense)										(2,061)			(649)
Other expenses										(1,440)			(1,185)
Discontinued operating loss of active conversions										(3,827)			(1,461)
Income of halted conversions (4)										1,137			559

Pre-tax net loss - Condominium division (5)										$(8,834)			$(2,289)
(1)	Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.
(2)

Amounts are net of $246,000 and $73,000 in reserves for potential homeowners disputes for the nine months and quarter ended September 30, 2008, respectively. The company recorded an additional reserve of $3,197,000 in the second quarter of 2008 on various projects closed out prior to 2008.

(3)	Belle Arts - In order to retain certain development rights, the remaining unit is not available for sale at this time.
(4)	Halted conversions includes the results of Sheridan Lake Club (Dania Beach Club), Sage, The Martine (Crosspointe), The Hamilton and Verde (Mission Verde).
(5)	Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation.
Also excludes depreciation expense on halted conversions (active conversions are not depreciated) and excludes income and other taxes on condominium sales and operations, if any.

EQUITY RESIDENTIAL

Maintenance Expenses and Capitalized Improvements to Real Estate
For the Nine Months Ended September 30, 2008
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate							Total Expenditures

	Total		Avg.		Avg.		Avg.		Avg.	Building	Avg.		Avg.			Avg.
	Units	Expense	Per	Payroll	Per		Per	Replacements	Per	Improvements	Per		Per		Grand	Per
	(1)	(2)	Unit	(3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Total	Unit

Established Properties (6)	106,135	$ 63,443	$ 598	$ 54,776	$ 516	$ 118,219	$ 1,114	$ 29,759	$ 280	$ 42,088	$ 397	$ 71,847	$ 677	(9)	$ 190,066	$ 1,791

New Acquisition Properties (7)	20,543	11,766	631	9,919	532	21,685	1,163	4,255	228	13,847	743	18,102	971		39,787	2,134

Other (8)	6,471	8,367		6,861		15,228		32,650		8,766		41,416			56,644

Total	133,149	$ 83,576		$ 71,556		$ 155,132		$ 66,664		$ 64,701		$ 131,365			$ 286,497
(1)	Total Units - Excludes 10,446 unconsolidated units and 3,731 military housing (fee managed) units, for which maintenance expenses and capitalized improvements to real estate are self-funded and do not consolidate into the Company's results.

(2)	Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Established Properties - Wholly Owned Properties acquired prior to January 1, 2006.

(7)	New Acquisition Properties - Wholly Owned Properties acquired during 2006, 2007 and 2008. Per unit amounts are based on a weighted average of 18,643 units.

(8)	Other - Includes properties either partially owned or sold during the period, commercial space, corporate housing and condominium conversions. Also includes $25.2 million included in replacements spent on various assets related to major renovations and repositioning of these assets.

(9)	For 2008, the Company estimates an annual stabilized run rate of approximately $1,100 per unit of capital expenditures for its established properties.

EQUITY RESIDENTIAL

Discontinued Operations
(Amounts in thousands)

	Nine Months Ended		Quarter Ended
	September 30,		September 30,
	2008	2007	2008	2007

REVENUES
Rental income	$ 39,722	$ 168,232	$ 6,597	$ 39,857
Total revenues	39,722	168,232	6,597	39,857

EXPENSES (1)
Property and maintenance	16,289	58,158	3,908	15,312
Real estate taxes and insurance	5,312	22,208	756	5,252
Property management	(11)	287	18	23
Depreciation	10,001	45,688	1,605	10,307
General and administrative	24	14	7	4
Impairment	56	-	-	-
Total expenses	31,671	126,355	6,294	30,898

Discontinued operating income	8,051	41,877	303	8,959

Interest and other income	252	185	126	43
Interest (2):
Expense incurred, net	(29)	(3,725)	(2)	(746)
Amortization of deferred financing costs	-	(1,667)	-	(5)
Income and other tax benefit (expense)	1,018	984	359	1,166

Discontinued operations	9,292	37,654	786	9,417
Minority Interests - Operating Partnership	(576)	(2,387)	(48)	(608)
Discontinued operations, net of minority interests	8,716	35,267	738	8,809

Net gain on sales of discontinued operations	365,052	847,490	150,255	461,987
Minority Interests - Operating Partnership	(22,633)	(53,731)	(9,120)	(29,844)
Gain on sales of discontinued operations, net of minority interests	342,419	793,759	141,135	432,143

Discontinued operations, net of minority interests	$ 351,135	$ 829,026	$ 141,873	$ 440,952

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

EQUITY RESIDENTIAL

Additional Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Reconciliations

					FFO Reconciliations
					Guidance Midpoint Q3
					2008 to Actual Q3 2008
					Amounts	Per Share

Guidance midpoint Q3 2008 FFO - Diluted (1) (2)					$ 184,714	$ 0.634
General and administrative expense					1,461	0.005
Net gain on sales of land parcels					2,976	0.010
Other					(43)	-

Actual Q3 2008 FFO - Diluted (1) (2)					$ 189,108	$ 0.649

Non-Comparable Items (3)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2008	2007	Variance	2008	2007	Variance

Reserve adjustments (property insurance, workers compensation and medical)	$ 3,994	$ 1,038	$ 2,956	$ 1,169	$ 1,521	$ (352)
Severance charges:
Property management expense	(282)	(477)	195	(89)	(360)	271
General and administrative expense	(2,162)	(923)	(1,239)	-	(923)	923
Florida litigation reserve reduction (general and administrative expense)	-	1,667	(1,667)	-	-	-
Impairment (including discontinued operations)	(2,856)	(1,020)	(1,836)	(2,097)	(626)	(1,471)
Insurance/litigation settlement proceeds (interest and other income)	1,725	-	1,725	-	-	-
Debt extinguishment costs (interest):
Prepayment penalties	(41)	(3,339)	3,298	(41)	(298)	257
Write-off of unamortized deferred financing costs	(169)	(3,835)	3,666	(163)	(7)	(156)
Premium on redemption of Preferred Shares	-	(6,144)	6,144	-	(6,144)	6,144
Net gain on sales of land parcels	2,976	5,230	(2,254)	2,976	714	2,262
Net incremental (loss) gain on sales of condominium units	(2,643)	18,773	(21,416)	447	5,186	(4,739)
Income and other tax (expense) benefit - Condo sales	1,089	1,192	(103)	362	1,185	(823)
Other	1,113	374	739	895	553	342
Net non-comparable items (3)	$ 2,744	$ 12,536	$ (9,792)	$ 3,459	$ 801	$ 2,658

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2008 Earnings Guidance (per share diluted)

	Q4 2008	2008

Expected FFO (1) (2)	$0.60 to $0.65	$2.48 to $2.53

2008 Same Store Assumptions
Physical occupancy		94.5%
Revenue change		3.25%
Expense change		2.25%
NOI change		3.75%
(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2008 Transaction Assumptions
Rental acquisitions		$0.4 billion
Rental dispositions		$1.0 billion
Capitalization rate spread		None

2008 Debt Assumptions
Weighted average debt outstanding		$9.8 billion to $10.0 billion
Weighted average interest rate (reduced for capitalized interest and including prepayment penalties)		4.87%
Interest expense		$480.0 million to $490.0 million
Cash and cash equivalents at 12/31/08		$660.0 million

2008 Condominium Conversion Assumptions
Net incremental (loss) gain on sales of condominium units		$(3.2) million to $(2.9) million
Pre-tax net (loss) - Condominium division (after overhead/operations)		$(11.0) million to $(10.0) million
Effective tax rate		0%
Number of condominium unit sales		105 units to 120 units

2008 Other Guidance Assumptions
General and administrative expense		$45.0 million to $46.0 million
Interest and other income (including debt extinguishment gains)		$27.5 million to $28.5 million
Income and other tax expense		$5.0 million to $6.0 million
Net gain on sales of land parcels		$3.0 million
Preferred share redemptions		No amounts budgeted
Weighted average Common Shares and OP Units - Diluted		290.6 million

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 24 and 25

(Amounts in thousands except per share data)
(All per share data is diluted)

	Expected		Expected	Expected
	Q3 2008		Q4 2008	2008
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$ 178,941	$ 0.614	$0.35 to $0.40	$1.97 to $2.02
Add: Expected depreciation expense	145,827	0.501	0.52	2.05
Less: Expected net gain on sales (4)	(140,054)	(0.481)	(0.27)	(1.54)

Expected FFO - Diluted (1) (2)	$ 184,714	$ 0.634	$0.60 to $0.65	$2.48 to $2.53
Definitions and Footnotes for Pages 24 and 25

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)	Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)	Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

CONTACT:
Equity Residential
Marty McKenna, 312-928-1901
mmckenna@eqrworld.com